2nd Quarter 2025 Earnings Release Presentation August 7, 2025

Available Information On August 7, 2025, Consolidated Edison, Inc. issued a press release reporting its second quarter 2025 earnings and filed with the Securities and Exchange Commission the company’s second quarter 2025 Form 10-Q. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-Q. Copies of the earnings press release and the Form 10-Q are available at: www.conedison.com/en/. (Select “For Investors” and then select “Press Releases” and “SEC Filings,” respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “goal,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and may be subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber attack could adversely affect it; the failure of processes and systems, the failure to retain and attract employees and contractors, and their negative performance could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets, increased commodity costs or failure by an energy supplier or customer could adversely affect it; it faces risks related to health epidemics and other outbreaks; its strategies may not be effective to address changes in the external business environment; it faces risks related to supply chain disruptions, inflation and the imposition of tariffs (or subsequent changes to tariffs once announced or implemented); and it also faces other risks that are beyond its control. This list of factors is not all-inclusive because it is not possible to predict all factors that could cause actual results or developments to differ from the forward-looking statements. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation also contains financial measures, adjusted earnings and adjusted earnings per share (adjusted EPS), that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as adjustments to the gain and other impacts related to the sale of all of the stock of its former subsidiary, Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses), in 2023, the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments and accretion of the basis difference of Con Edison's equity investment in Mountain Valley Pipeline, LLC (MVP). Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance. See slides 18, 22, 23, 27, 31, 32 and 33 for a reconciliation of non-GAAP financial measures to their GAAP equivalent. For more information, contact: Jan Childress, Director, Investor Relations Caroline Elsasser, Section Manager, Investor Relations Allison Duignan, Sr. Analyst, Investor Relations Tel: 212-460-6611 Tel: 212-460-4431 Tel: 212-460-6912 Email: childressj@coned.com Email: elsasserc@coned.com Email: duignana@coned.com Investor Relations conEdison.com 2

3 Our Story Con Edison is focused on building and maintaining safe and reliable regulated energy infrastructure to support New York State's energy policy 3 • Pure play regulated business ◦ Revenue predictability in place for all New York energy services ◦ Transparent regulatory process in New York • Opportunities for infrastructure investments ◦ Approximately $38 billion in capital investments forecasted from 2025 - 2029 ◦ Forecasted 8.2% annual utility rate base growth target from 2025 - 2029 ◦ Growth financed through a simplified capital structure with no long-term holding company debt • Industry-leading safe and reliable service ◦ Nation-leading electric system reliability ◦ Incorporating science-based resilience into future build and design of our underground and overhead electric transmission and distribution systems ◦ Industry leaders in monitoring our gas system

2Q 2025 Financial Highlights Second quarter 2025 results reflect strong execution of our rate plans across the three commodities $0.67 adjusted earnings per share (non- GAAP) / $0.68 earnings per share (GAAP) $5.50 - $5.70 (non-GAAP) Reaffirmed 2025 adjusted EPS guidance range 4

Regulatory Updates 5

6 Utility Regulation in New York State 6 • Revenue predictability ◦ Revenue decoupling mechanism in place for CECONY(a) and O&R New York electric and gas ◦ Weather normalization clause in place for CECONY gas and steam and O&R New York gas • Formulaic approach to return on equity ◦ 2/3 Discounted Cash Flow Model ◦ 1/3 Capital Asset Pricing Model • Reduced regulatory lag ◦ Fully-forecasted rate year reflecting a historical test year ◦ Timely recovery of fuel and commodity costs ◦ True-ups (reconciliations) for major costs including pensions, environmental costs, property taxes, and variable rate debt(a) (a) See slides 7 and 8 for details on pending CECONY electric and gas rate case filings

Summary of April CECONY Electric & Gas Rate Filings Update

In April 2025, CECONY filed updates to the New York State Public Service Commission (NYSPSC) for its electric and gas rate case filings

CECONY's Proposed Return on Equity and Equity Ratio

Return on equity……………..10.00%
Equity ratio……………………48%

CECONY's Proposed Rate Changes and Capital Investments

	Electric Case number 25-E-0072				Gas Case number 25-G-0073			
($ in millions)	**Rate Change**	**Average Rate Base**	**Capital Investments**	**Total Bill Impact**	**Rate Change**	**Average Rate Base**	**Capital Investments**	**Total Bill Impact**
Rate Year 1: 2026	$1,608	$34,249	$5,670	11%	$349	$11,750	$1,268	11%
Rate Year 2: 2027	937	37,183	5,855	6%	269	12,421	1,250	7%
Rate Year 3: 2028	871	41,888	6,237	5%	174	13,055	1,235	4%
Annual levelized rate increase	**$1,262**			**9%**	**$293**			**9%**

Summary

- True-up of costs of pension and other post employment benefits (OPEBs), environmental remediation, and storms (electric)
- Requesting full reconciliation of property taxes, municipal infrastructure support costs, uncollectibles, late payment charges, and long-term debt cost rate
- Requesting to reduce certain gas asset service lives by 5 years in alignment with the gas transition that is expected to result from Climate Leadership & Community Protection Act (CLCPA) implementation
- Continuing the revenue decoupling mechanism for electric and gas service
- Continuing provision for recovery of cost of purchased power, gas, and fuel
- Continuation of earning opportunities from Earnings Adjustment Mechanisms (EAMs) for meeting clean energy goals and other potential incentives

Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc.

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CECONY and NYSPSC Staff Comparison

In May 2025, the New York State Department of Public Service submitted testimony in the pending NYSPSC proceedings, supporting an electric rate increase of $319 million and a gas rate decrease of $45 million

($ in millions)	Electric – *Case number 25-E-0072*			Gas – *Case number 25-G-0073*		
Rate Year 1: Jan 2026 - Dec 2026	**Jan 2025 Filing**	**Apr 2025 Update**	**May 2025 Staff/ Intervenor Testimony**	**Jan 2025 Filing**	**Apr 2025 Update**	**May 2025 Staff/ Intervenor Testimony**
New infrastructure investment	$370	$411	$204	$65	$58	$5
Financing	210	190	33	74	65	12
Property taxes	434	436	167	64	38	(22)
Pension and OPEB	240	225	203	20	13	12
Operating expenses	360	322	75	100	91	44
Depreciation expense	136	125	22	96	89	31
Sales	(57)	(26)	(39)	24	7	(29)
Other	(81)	(75)	(346)	(2)	(12)	(98)
Total Rate Increase (Decrease)	**$1,612**	**$1,608**	**$319**	**$441**	**$349**	**$(45)**
Average Rate Base	$33,750	$34,249	$31,856	$11,830	$11,750	$11,132
ROE	10.10%	10.00%	9.30 %	10.10%	10.00%	9.30 %
Equity Ratio	48%	48%	48 %	48%	48%	48 %

Typical timeline for rate setting process:



Jan 31, 2025
Apr 10, 2025
May 30, 2025
Jun 24, 2025
Jul 2025
Aug 2025
Sep 2025
Oct 2025
Nov 2025
Dec 2025
Jan 2026
Filing with NYSPSC
Company Update
Staff/Intervenor Testimony
Rebuttal Testimony
Evidentiary Hearings will begin if parties do not enter into settlement negotiations
Initial Briefs
Reply Briefs
ALJ Recommended Decision
Briefs on Exception
Final Rate Decision
New Rates in Effect
Settlement Negotiations
Joint Proposal

Additional rate plan information: [Rate Plan Information | Consolidated Edison, Inc.]

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9 9 Current Capital Investment vs Updated Rate Filing Requests (a) Common plant allocation is 83% for electric and 17% for gas. (b) Totals may differ slightly due to rounding. Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc. CECONY's proposed electric and gas rate plans will support economic growth and development in New York City and Westchester County by investing more than $21 billion over three years

$72 Billion Investment Identified in CECONY Integrated Long- Range Plan for Electric, Gas and Steam Services Source: Long Range Plans | Con Edison Over $66 billion of our investments over the next 10 years are in core service which supports safety and reliability • Core Service: Provide world-class safety, reliability, and security, while managing the customer rate impacts and equity challenges of the energy transition • Clean Energy: Support economy-wide net zero greenhouse gas emissions in our service territories by 2050 • Climate Resilience: Increase the resilience of our energy infrastructure to adapt to the impacts of severe weather events • Customer Engagement: Deliver an industry- leading customer experience throughout the energy transition $72 billion in investments from 2025 - 2034 10

INTERNAL Summary of RECO Electric Rate Filing Return on equity……………..10.30% Equity ratio……………………50.12% RECO’s Proposed Rate Changes RECO Proposed Return on Equity and Equity Ratio Key Drivers of Proposed 2026 Electric Rate Increase ($ millions) In June 2025, RECO filed a request with the New Jersey Board of Public Utilities for an electric rate increase to become effective January 2026. In August 2025, RECO filed an update to the request it filed in June. Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc. 11 • Requesting approval of a $23.3 million revenue increase • 8.3% total electric bill increase Rate Base growth $9 Depreciation expense 4 Operations & Maintenance 6 Return on equity 2 Other 1 Sales 1 Total Rate Increase $23

Customer Affordability CECONY electric customer bills are lower than our proxy peer average on both a total bill and share of wallet basis 12 Source: S&P Market Intelligence, EIA. Three-year (2021 - 2023) average customer bills are annualized full-service residential bills. Share of wallet calculated as annual bill over median household income.

Providing Bill Relief to Customers Who Need It Most Approximately 459,000 CECONY and O&R customers, or 14% of the customer base, are enrolled in our Energy Affordability Programs (EAP) and we advocated to expand the EAP to support additional low- and moderate-income customers 13 • Customers enrolled in CECONY's and O&R's Energy Affordability Programs (EAP) receive bill discounts aimed at reducing energy burden to 6% of wallet • As of June 2025, approximately 14% of residential customers across CECONY's and O&R's service territories were enrolled in the EAP • Over the course of 2024, CECONY's and O&R's EAP provided $333 million in discounts to help make bills more affordable for our most vulnerable customers • In July 2025, the NYSPSC issued an order to expand the EAP to provide bill discounts to income-qualified low- and moderate-income residential customers who are not otherwise eligible for the EAP today

NYSPSC & NYISO Proceedings and Developments 14 Gas System Long Term Plan(b) • In May 2025, CECONY and O&R submitted the annual update to their combined gas system long-term plan (GSLTP) that was filed in November 2023. In addition to the annual updates, the filing contained a system planning update with details on potential long-term impacts to revenue requirements, load forecasts, program changes, data on actual customer usage, a framework for scaling back the Utilities’ long-term contracts for natural gas supply, updates on disadvantaged communities and development of a definition of “hard-to- electrify customers.” The Utilities are required to periodically file these long-term plans and the next iteration of the GSLTP is due in August 2027. Steam Decarbonization Projects Petition(c) • In May 2025, CECONY filed a petition with the NYSPSC for authorization and cost recovery for the early deployment of four steam decarbonization projects at an estimated cost of $332 million and for authorization to implement a low carbon fuels pilot program that will procure locally-sourced renewable natural gas for use in generating steam. CECONY requested that the NYSPSC approve its petition by September 2025. Energy Efficiency Programs Approval(a) • In May 2025, the NYSPSC issued two orders that established budgets for CECONY’s and O&R’s energy efficiency and building electrification programs (formerly known as New Efficiency New York), formerly known as New Efficiency New York, for 2026-2030 with aggregate budgets of approximately $2,140 million and $110 million, respectively. The aggregate amounts are comprised of average annual budgets of: $300 million and $19 million for electric energy efficiency and heat pump programs for CECONY and O&R, respectively, and $128 million and $3 million for gas energy efficiency programs for CECONY and O&R, respectively. Energy efficiency and building electrification expenditures are treated as regulatory assets with recovery including the weighted average cost of capital and beginning in 2026 via a surcharge rather than included in base rates. Disadvantaged Communities Report(e) • In May 2025, CECONY filed with the NYSPSC its second annual Investing in Disadvantaged Communities Report, summarizing the CECONY's 2024 investments, program outcomes and impacts in Disadvantaged Communities across its service territory. Clean Energy Standard Biennial Review(d) • In May 2025, the NYSPSC adopted the Clean Energy Standard Biennial Review as final. The review, which is required by the Climate Leadership and Community Protection Act, is intended to track the State's progress in meeting renewable energy goals. The review acknowledged that the State is not on target to achieve its goal of 70 percent renewable energy by 2030. Considering the shortfall, the NYSPSC determined that there is value in exploring the option of utility-owned renewables as a potential avenue to achieve the State's ambitious clean energy goals and requested responses to eight questions related to utility-owned generation. The NYSPSC is expected to provide recommendations on utility ownership of large-scale renewables as part of their comprehensive evaluation of the Clean Energy Standard's procurement structure in May 2026. The next Biennial Review will occur in 2026. a. NYSPSC docket number 18-M-0084 b. NYSPSC docket number 23-G-0147 c. NYSPSC docket number 25-S-0350 d. NYSPSC docket number 15-E-0302 e. NYSPSC docket number 22-E-0064 & 22-G-0065

NYSPSC & NYISO Proceedings and Developments (continued) 15 Proactive Planning for Upgraded Electric Grid Infrastructure(b) • In June 2025, the NYSPSC approved five of the nine urgent proactive planning projects proposed by CECONY in its November 2024 filing for grid upgrades needed to meet anticipated demand from transportation and building heating electrification. The total estimated capital costs for the five new urgent projects are $439.9 million. The NYSPSC indicated that the remaining urgent projects not approved may be pursued as part of a rate case, through the yet to be established proactive planning framework study process, or through another relevant generic proceeding. All nine proposed projects were included in the CECONY 2025 rate filing. Enhanced Energy Affordability Program Pilot(a) • In June 2025, CECONY and O&R, with other New York utilities, filed comments on the Department of Public Service Staff's proposed two-year Enhanced Energy Affordability Program (EEAP) pilot. The pilot, which Staff proposes to begin on December 1, 2025, would expand the existing Energy Affordability Program to low- and moderate-income customers experiencing affordability challenges who are not eligible for the current program. In July 2025, the NYSPSC issued an order to expand the Energy Affordability Program, which will begin accepting applications for the EEAP program starting in January 2026. Cybersecurity Rules for Information Technology(c) • In June 2025, the NYSPSC initiated a proceeding to establish cybersecurity regulations for information technology (IT) systems used by public utilities and cable television companies. The draft regulations require entities to adopt risk-based cybersecurity practices to mitigate the risks of cyberattacks. Interested stakeholders are invited to submit comments on the proposed cybersecurity requirements by September 15, 2025. a. NYSPSC docket number 14-M-0565 and 23-M-0298 b. NYSPSC docket number 24-E-0364 c. NYSPSC docket number 25-M-0302 d. NYSPSC docket number 22-E-0633 New York City Public Policy Transmission Need (d) • In July 2025, the NYSPSC issued an order withdrawing the PPTN process given actions taken by the federal government that reduced the prospects for the construction of the offshore wind resources that were anticipated to be served by the proposed transmission solutions. The NYSPSC’s decision does not, however, affect previously permitted offshore wind projects in New York, including Sunrise Wind (924 MW), a project that began construction in June 2024 and is expected to enter commercial operation in 2026 and Empire Wind 1 (810 MW), a project that is expected to enter commercial operation in 2027 and connect to the New York City electrical grid at CECONY’s Gowanus substation. Utility-Scale Thermal Energy Network Pilot Project (e) • In July 2025, CECONY and O&R filed with the NYSPSC their final Pilot Engineering Design and Customer Protection Plans (Stage 2 Filings) for the utility-scale thermal energy network (UTEN) pilot project. CECONY and O&R requested authorization to proceed to Stage 3 (Customer Enrollment and Construction). The total estimated costs for the UTEN projects have increased to $415 million (from $255 million) and $112 million (from $46 million) for CECONY and O&R, respectively. CECONY and O&R were previously authorized to incur costs of $23.1 million and $4.6 million, respectively. The remaining proposed budget amounts in excess of the previously authorized amounts are subject to approval by the NYSPSC. e. NYSPSC docket number 22-M-0429

Strong Economic Performance 16

Dividend and Earnings Announcements

- On July 17, 2025, the company declared a quarterly dividend of 85 cents a share on its common stock.
- On August 7, 2025, the company issued a press release reaffirming its forecasted adjusted earnings per share (non-GAAP) for the year 2025 to be in the range of \$5.50 to \$5.70 a share.[a][b]

2Q 2025 vs. 2Q 2024



$0.68
2025
$0.58
2024
$0.67
2025
$0.59
2024

Reported EPS (GAAP) Adjusted EPS (Non-GAAP)

YTD 2025 vs. YTD 2024



$2.93
2025
$2.67
2024
$2.91
2025
$2.73
2024

Reported EPS (GAAP) Adjusted EPS (Non-GAAP)

a. Con Edison's forecast of adjusted earnings per share for the year 2025 excludes accretion of the basis difference of Con Edison's equity investment in MVP (approximately \$(0.03) a share after-tax), HLBV accounting for tax equity investments, adjustments to the gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses in 2023 and impacts resulting from the evaluation of strategic alternatives with respect to MVP and Honeoye Storage Corporation (Honeoye), the amounts of which, if any, will not be determinable until year-end. Accordingly, the company is unable to provide equivalent measures determined in accordance with generally accepted accounting principles in the United States of America (GAAP).

b. Adjusted earnings and adjusted earnings per share in the three months ended 2025 period exclude accretion of the basis difference of Con Edison's equity investment in Mountain Valley Pipeline, LLC (MVP), adjustments to the gain and other impacts related to the sale of all of the stock of its former subsidiary, Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses) in 2023 and the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments. Adjusted earnings and adjusted earnings per share in the three months ended 2024 period exclude the effects of HLBV accounting for tax equity investments. Adjusted earnings and adjusted earnings per share in the six months ended 2025 period exclude accretion of the basis difference of Con Edison's equity investment in MVP. Adjusted earnings and adjusted earnings per share in the six months ended 2025 and 2024 periods exclude adjustments to the gain and other impacts related to the sale of all of the stock of its former subsidiary, the Clean Energy Businesses, in 2023. Adjusted earnings and adjusted earnings per share in the six months ended 2024 period exclude the effects of HLBV accounting for tax equity investments.

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2Q 2025 EPS to Adjusted EPS (non-GAAP) Reconciliation Earnings per Share Net Income for Common Stock ($ in Millions) 2025 2024 2025 2024 Reported EPS and Net Income for Common Stock – GAAP basis $0.68 $0.58 $246 $202 Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (pre-tax) (a) — — — — Income taxes (a) — — (1) — Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (net of tax) — — (1) — Accretion of the basis difference of Con Edison's equity investment in MVP (0.01) — (3) — Income taxes (b) — — 1 — Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) (0.01) — (2) — HLBV effects (pre-tax) — 0.01 (4) 1 Income taxes (c) — — 1 — HLBV effects (net of tax) — 0.01 (3) 1 Adjusted EPS and Adjusted Earnings – non-GAAP basis $0.67 $0.59 $240 $203 a. The gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses were adjusted during the three months ended June 30, 2025 ($1 million) to reflect closing adjustments. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 21% for the three months ended June 30, 2025. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 23% for the three months ended June 30, 2025. 18

Variance in Reported EPS (GAAP) Variance in Adjusted EPS (non-GAAP) 2Q 2024 Reported EPS CECONY O&R CET Other 2Q 2025 Reported EPS $0.58 $0.08 $0.01 $(0.01) $0.68 2Q 2024 Adjusted EPS CECONY O&R CET Other 2Q 2025 Adjusted EPS $0.59 $0.08 $0.01 $0.01 $0.67 (a) (a) $(0.02) $0.02 a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025. Walk from 2Q 2024 EPS to 2Q 2025 EPS and 2Q 2024 Adjusted EPS (non-GAAP) to 2Q 2025 Adjusted EPS (non-GAAP) 19

EPS (GAAP Basis) Adjusted EPS (non-GAAP Basis) Higher electric rate base $0.05 $0.05 CECONY(a) Higher income from allowance for funds used during construction 0.02 0.02 Higher interest on long term debt (0.05) (0.05) Higher operation and maintenance expense from health care costs and injuries and damages, offset in part by lower stock-based compensation (0.02) (0.02) Dilutive effect of issuance of common shares (0.03) (0.03) Impact of the May 2024 NYSPSC order denying CECONY's request to capitalize costs to implement its new customer billing and information system 0.11 0.11 Total CECONY $0.08 $0.08 Electric base rate increase $0.02 $0.02 O&R(a) Other (0.01) (0.01) Total O&R $0.01 $0.01 2Q 2025 vs. 2Q 2024 EPS and Adjusted EPS (non-GAAP) Variances – Three Months Ended Variation a. Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. The Utilities' gas and CECONY’s steam sales are subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations. 20

EPS (GAAP Basis) Adjusted EPS (non-GAAP Basis) Accretion of the basis difference of Con Edison's equity investment in MVP $0.01 $— CET Income tax adjustment in 2024 due to AFUDC from MVP (0.02) (0.02) Total CET $(0.01) $(0.02) HLBV effects $0.01 $— Other, including parent company expenses(a)Other 0.01 0.01 Total Other $0.02 $0.01 Total Variance $0.10 $0.08 2Q 2025 vs. 2Q 2024 EPS and Adjusted EPS (non-GAAP) Variances – Three Months Ended Variation 21 a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025.

2Q 2025 vs. 2Q 2024 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company CECONY O&R CET Other(b) Total Reported EPS – GAAP basis $0.62 $0.02 $0.03 $0.01 $0.68 Accretion of the basis difference of Con Edison's equity investment in MVP — — (0.01) — (0.01) Income taxes (a) — — — — — Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) — — (0.01) — (0.01) Adjusted EPS – non-GAAP basis $0.62 $0.02 $0.02 $0.01 $0.67 Three Months Ended June 30, 2025 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 21% for the three months ended June 30, 2025. b. Other includes the parent company, Con Edison's tax adjustments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025. 22

2Q 2025 vs. 2Q 2024 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company (continued) CECONY O&R CET Other(b) Total Reported EPS – GAAP basis $0.54 $0.01 $0.04 $(0.01) $0.58 HLBV effects (pre-tax) — — — 0.01 0.01 Income taxes(a) — — — — — HLBV effects (net of tax) — — — 0.01 0.01 Adjusted EPS – non-GAAP basis $0.54 $0.01 $0.04 $— $0.59 Three Months Ended June 30, 2024 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the three months ended June 30, 2024. b. Other includes the parent company, Con Edison's tax adjustments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025. 23

2Q 2025 Developments(a) CECONY & O&R In January 2025, as updated in April 2025, CECONY filed requests with the NYSPSC for electric and gas rate increases of $1,608 million and $349 million, respectively, effective January 1, 2026. The filings reflect a return on common equity of 10 percent and a common equity ratio of 48 percent. In May 2025, the New York State Department of Public Service submitted testimony in the pending electric and gas rate case proceedings, supporting an electric rate increase of $319 million and a gas rate decrease of $45 million, reflecting, among other things, a 9.30 percent return on common equity and a common equity ratio of 48 percent. CECONY’s future earnings will depend on the rates authorized in, and the other provisions of, its January 2026 electric and gas rate plans and CECONY’s ability to operate its businesses in a manner consistent with such rate plans. Therefore, the outcome of CECONY’s rate requests, which require approval by the NYSPSC, will impact the Companies’ future financial condition, results of operations and liquidity. (pages 21, 48) In May 2025, CECONY filed a petition with the NYSPSC for authorization and cost recovery for the early deployment of four steam decarbonization projects at an estimated cost of $332 million and for authorization to implement a low carbon fuels pilot program that will procure locally-sourced renewable natural gas for use in generating steam. CECONY requested that the NYSPSC approve its petition by September 2025. (page 21) In May 2025, CECONY and O&R submitted the annual update to their combined gas system long-term plan (GSLTP) that was filed in November 2023. In addition to the annual updates, the filing contained a system planning update with details on potential long-term impacts to revenue requirements, load forecasts, program changes, data on actual customer usage, a framework for scaling back the Utilities’ long-term contracts for natural gas supply, updates on disadvantaged communities and development of a definition of “hard-to-electrify customers.” The Utilities are required to periodically file these long-term plans and the next iteration of the GSLTP is due in August 2027. (page 78) In May 2025, the NYSPSC issued two orders that established budgets for CECONY’s and O&R’s energy efficiency and building electrification programs (formerly known as New Efficiency New York) for 2026-2030 with aggregate budgets of approximately $2,140 million and $110 million, respectively. The aggregate amounts are comprised of average annual budgets of: $300 million and $19 million for electric energy efficiency and heat pump programs for CECONY and O&R, respectively, and $128 million and $3 million for gas energy efficiency programs for CECONY and O&R, respectively. Energy efficiency and building electrification expenditures are treated as regulatory assets with recovery including the weighted average cost of capital and beginning in 2026 via a surcharge rather than included in base rates. (page 79) In May 2025, New York adopted the 2025-2026 budget bill into law that included increases in payroll tax rates from 0.6 percent to 0.895 percent for CECONY and from 0.34 percent to 0.635 percent for O&R, effective July 1, 2025. (page 51) a. Page references to 2025 2nd Quarter Form 10-Q unless noted otherwise. 24 Con Edison On July 4, 2025, the One Big Beautiful Bill Act (OBBBA) was signed into law, containing a broad range of tax reform provisions, including extending and modifying certain key provisions of the federal Tax Cuts and Jobs Act of 2017, as enacted on December 22, 2017 (TCJA) and expanding certain incentives under the federal Inflation Reduction Act, as enacted on August 16, 2022 (IRA) while accelerating the phase-out of solar and wind credits. The Companies are assessing the potential impacts of the OBBBA and any such assessments may be impacted by future guidance to be issued by the Department of Treasury. However, based on management’s preliminary assessment, the provisions in the OBBBA are not expected to have a material impact on the Companies’ financial position, results of operations or liquidity. (pages 32, 51)

2Q 2025 Developments (continued)(a) a. Page references to 2025 2nd Quarter Form 10-Q unless noted otherwise. 25 CECONY & O&R In June 2025, RECO filed a request with the New Jersey Board of Public Utilities for an electric rate increase of $18.7 million, effective January 2026. The filing reflected a return on common equity of 10% and a common equity ratio of 50%. In August 2025, RECO filed an update to the request it filed in June 2025. The company increased its requested January 2026 rate increase to $23.3 million and changed the common equity ratio to 50.12 percent. The updated filing continues to reflect a return on common equity of 10.30 percent. (page 21) At June 30, 2025, CECONY’s and O&R’s customer accounts receivables balances of $2,892 million and $116 million, respectively, included aged accounts receivables (balances outstanding in excess of 60 days) of $1,530 million and $26 million, respectively. At December 31, 2024, CECONY’s and O&R’s customer accounts receivables balances of $2,947 million and $113 million, respectively, included aged accounts receivables (balances outstanding in excess of 60 days) of $1,652 million and $32 million, respectively. In comparison, CECONY’s and O&R’s customer accounts receivable balances at February 28, 2020 were $1,322 million and $89 million, respectively, including aged accounts receivables (balances outstanding in excess of 60 days) of $408 million and $15 million, respectively. (page 48) In June 2025, the NYSPSC approved five of the nine urgent proactive planning projects proposed by CECONY in its November 2024 filing for grid upgrades needed to meet anticipated demand from transportation and building heating electrification. The total estimated capital costs for the five new urgent projects are $439.9 million. The NYSPSC indicated that the remaining urgent projects not approved may be pursued as part of a rate case, through the yet to be established proactive planning framework study process, or through another relevant generic proceeding. All nine proposed projects were included in the CECONY 2025 rate filing. (page 78) In June 2025, CECONY increased its five-year forecast of average annual growth of the firm peak gas demand in its service area at design conditions from approximately 0.1 percent (for 2025 to 2029) to approximately 0.2 percent (for 2026 to 2030). (page 50) In June 2025, CECONY changed its five-year forecast of the average annual peak steam demand in its service area at design conditions from a 0.4 percent decrease (for 2025 to 2029) to a 0.9 percent decrease (for 2026 to 2030). This percent change indicates lower customer retention for the steam system due to policy and regulations along with increased levels of energy efficiency within the next five years. (page 50) In June 2025, O&R increased its five-year forecast of the average annual firm peak gas demand in its service area at design conditions from a 0.1 percent decrease (for 2025 to 2029) to a 1.2 percent increase (for 2026 to 2030). This change reflects an increase in new business within the next five years. (pages 50-51) In July 2025, the NYSPSC issued an order withdrawing the PPTN process given actions taken by the federal government that reduced the prospects for the construction of the offshore wind resources that were anticipated to be served by the proposed transmission solutions. The NYSPSC’s decision does not, however, affect previously permitted offshore wind projects in New York, including Sunrise Wind (924 MW), a project that began construction in June 2024 and is expected to enter commercial operation in 2026 and Empire Wind 1 (810 MW), a project that is expected to enter commercial operation in 2027 and connect to the New York City electrical grid at CECONY’s Gowanus substation. (page 79)

2Q 2025 Developments (continued)(a) a. Page references to 2025 2nd Quarter Form 10-Q unless noted otherwise. 26 Con Edison Transmission As of June 30, 2025, Con Edison Transmission's interest in MVP, the company that developed the project, is approximately 6.6 percent based on Con Edison Transmission's previous capping of its cash contributions. At June 30, 2025, the carrying value of Con Edison Transmission's investment in MVP was $164 million, and its cash contributions to the joint venture amounted to $530 million. Con Edison records its pro rata share of earnings from its equity investment in MVP, adjusted for accretion of the basis difference and income taxes, on its consolidated income statement. Con Edison's pro rata share of earnings from its equity investment in MVP, adjusted for accretion of the basis difference, was $7 million ($5 million after-tax) and $15 million ($11 million after-tax) for the three and six months ended June 30, 2025, respectively. (page 19) CECONY & O&R In July 2025, the FERC granted CECONY’s request for the abandoned plant and construction work in progress (CWIP) incentives for certain breakers at the Rainey substation in Queens, New York that CECONY has been designated to construct as part of the Propel NY Energy project that is being developed by NYPA and New York Transco, effective July 14, 2025. CECONY will recover all of its prudently incurred costs associated with the breakers if the installation is cancelled or abandoned for reasons beyond CECONY’s control and CECONY will recover all of the CWIP incentive in rate base during the development and construction phase of the breakers. (pages 78-79) In July 2025, CECONY and O&R filed with the NYSPSC their final Pilot Engineering Design and Customer Protection Plans (Stage 2 Filings) for the utility-scale thermal energy network (UTEN) pilot project. CECONY and O&R requested authorization to proceed to Stage 3 (Customer Enrollment and Construction). The total estimated costs for the UTEN projects have increased to $415 million (from $255 million) and $112 million (from $46 million) for CECONY and O&R, respectively. CECONY and O&R were previously authorized to incur costs of $23.1 million and $4.6 million, respectively. The remaining proposed budget amounts in excess of the previously authorized amounts are subject to approval by the NYSPSC. (page 79)

YTD 2025 EPS to Adjusted EPS (non-GAAP) Reconciliation Earnings per Share Net Income for Common Stock ($ in Millions) 2025 2024 2025 2024 Reported Net Income for Common Stock and EPS – GAAP basis $2.93 $2.67 $1,038 $922 Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (pre-tax) (a) — 0.08 — 30 Income taxes (a)(b) — (0.02) (1) (8) Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (net of tax) — 0.06 (1) 22 Accretion of the basis difference of Con Edison's equity investment in MVP (0.02) — (6) — Income taxes (c) — — 1 — Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) (0.02) — (5) — HLBV effects (pre-tax) — — — 1 Income taxes — — — — HLBV effects (net of tax) — — — 1 Adjusted Earnings and Adjusted EPS – non-GAAP basis $2.91 $2.73 $1,032 $945 a. The gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses were adjusted during the six months ended June 30, 2024 ($0.08 a share and $0.06 a share net of tax or $30 million and $22 million net of tax) and during the six months ended June 30, 2025 ($1 million) to reflect closing adjustments. b. The amount of income taxes for the adjustment on the gain on the sale of all of the stock of the Clean Energy Businesses had an effective tax rate of 28% for the six months ended June 30, 2024. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 21% for the six months ended June 30, 2025. 27

YTD 2024 Adjusted EPS CECONY O&R CET Other YTD 2025 Adjusted EPS Variance in Reported EPS (GAAP) Variance in Adjusted EPS (non-GAAP) YTD 2024 Reported EPS CECONY O&R CET Other YTD 2025 Reported EPS $2.67 $0.18 $0.03 $(0.01) $0.06 $2.93 $2.73 $0.18 $0.03 $(0.03) $— $2.91 (a) (a) a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project held for sale at December 31, 2024, with the sale and transfer completed in January 2025. Walk from YTD 2024 EPS to YTD 2025 EPS and 2024 Adjusted EPS (non- GAAP) to 2025 Adjusted EPS (non-GAAP) 28

EPS (GAAP Basis) Adjusted EPS (non- GAAP Basis) Higher electric rate base $0.09 $0.09 CECONY(a) Higher gas rate base 0.04 0.04 Change in incentives earned under the electric and gas earnings adjustment mechanisms 0.02 0.02 Dilutive effect of issuance of common shares (0.07) (0.07) Impact of the May 2024 NYSPSC order denying CECONY's request to capitalize costs to implement its new customer billing and information system 0.11 0.11 Other (0.01) (0.01) Total CECONY $0.18 $0.18 Electric base rate increase $0.03 $0.03 O&R(a) Gas base rate increase 0.02 0.02 Higher interest expense (0.01) (0.01) Other (0.01) (0.01) Total O&R $0.03 $0.03 YTD 2025 vs. YTD 2024 EPS and Adjusted EPS (non- GAAP) Variances – Six Months Ended Variation 29 a. Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. The Utilities' gas and CECONY’s steam sales are subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

EPS (GAAP Basis) Adjusted EPS (non- GAAP Basis) Accretion of the basis difference of Con Edison's equity investment in MVP $0.02 $— CETIncome tax adjustment in 2024 due to AFUDC from MVP (0.02) (0.02) Other (0.01) (0.01) Total CET $(0.01) $(0.03) Loss (gain) and other impacts related to the sale of the Clean Energy Businesses $0.06 $— Other, including parent company expenses(a) Total Other $0.06 $— Total $0.26 $0.18 YTD 2025 vs. YTD 2024 EPS and Adjusted EPS (non- GAAP) Variances – Six Months Ended Variation 30 a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025.

YTD 2025 vs. YTD 2024 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company CECONY O&R CET Other(b) Total Reported EPS – GAAP basis $2.73 $0.15 $0.06 ($0.01) $2.93 Accretion of the basis difference of Con Edison's equity investment in MVP — — (0.02) — (0.02) Income taxes (a) — — — — — Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax) — — (0.02) — (0.02) Adjusted EPS – non-GAAP basis $2.73 $0.15 $0.04 ($0.01) $2.91 Six months ended June 30, 2025 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 21% for the six months ended June 30, 2025. b. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project held for sale at December 31, 2024, with the sale and transfer completed in January 2025. 31

YTD 2025 vs. YTD 2024 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company (continued) CECONY O&R CET Other(b) Total Reported EPS – GAAP basis $2.55 $0.12 $0.07 $(0.07) $2.67 Loss (gain) on Sale of the Clean Energy Businesses (pre-tax) — — — 0.08 0.08 Income taxes (a) — — — (0.02) (0.02) Loss (gain) on Sale of the Clean Energy Businesses (net of tax) — — — 0.06 0.06 Adjusted EPS – non-GAAP basis $2.55 $0.12 $0.07 $(0.01) $2.73 Six months ended June 30, 2024 a. The income taxes on the loss (gain) on sale of the Clean Energy Businesses had an effective tax rate of 28% for the six months ended June 30, 2024. b. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project held for sale at December 31, 2024, with the sale and transfer completed in January 2025. 32

Three-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (non-GAAP) 2023 2024 2025(a) Reported EPS – GAAP basis $7.21 $5.26 $5.54 Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (pre-tax) (a) (2.53) 0.18 0.09 Income taxes (b) 0.32 (0.03) (0.01) Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (net of tax) (2.21) 0.15 0.08 Accretion of basis difference of Con Edison's equity investment in the Mountain Valley Pipeline (pre-tax) — (0.03) (0.05) Income taxes (b) — 0.01 0.01 Accretion of basis difference of Con Edison's equity investment in the Mountain Valley Pipeline (net of tax) — (0.02) (0.04) HLBV effects (pre-tax) 0.04 0.01 0.01 Income taxes (b) (0.01) — — HLBV effects (net of tax) 0.03 0.01 0.01 Net mark-to-market effects (pre-tax) 0.04 — — Income taxes (b) (0.01) — — Net mark-to-market effects (net of tax) 0.03 — — Adjusted EPS – non-GAAP basis $5.06 $5.40 $5.59 12 Months Ending December 31, 33 a. Represents 12-month trailing EPS ending June 30, 2025. b. The amount of income taxes was calculated using applicable combined federal and state income tax rates for the six months ended June 30, 2025 and the years ended December 31, 2023 - 2024.

CECONY and O&R Operations and Maintenance Expenses


Departmental
($ in millions)
$1,767
$1,775
$1,808
$2,029
$2,110
$2,219
$1,093 YTD
2020
2021
2022
2023 (c)
2024(c)
2025E


Other Expenses(a)
($ in millions)
Other
Regulatory Fees and Assessments
Healthcare/ Other Employee Benefits
Pension/ OPEBs (b)
$811
$330
$409
$165
$(93)
$990
$420
$412
$189
$(31)
$1,585
$530
$436
$171
$448
$1,522
$493
$466
$191
$372
$1,630
$702
$555
$212
$161
$1,339
$543
$562
$206
$28
$363 YTD
$285 YTD
$109 YTD
$18 YTD
2020(c)
2021(c)
2022(c)
2023(c)
2024(c)
2025E

a. Other Expenses generally are either reconciled through amounts reflected in rates or represent surcharges that are recovered in revenues from customers.
b. Represents service costs net of capitalization and rate reconciliation; excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. For the six months ended June 30, 2025, CECONY and O&R recorded net non-service cost components of $(365) million and $(19) million, respectively. See page 56 of the Form 10-Q. For the year ended December 31, 2025, CECONY and O&R forecast net non-service cost components of $(732) million and $(37) million, respectively.
c. Certain prior period amounts have been reclassified within the companies' other operations and maintenance expenses to conform with current period presentation.

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Composition of Average Rate Base(a) (as of June 30, 2025) a. Average rate base for 12 months ended June 30, 2025. b. Reflects O&R’s Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025. CECONY ($ in millions) Electric New York $29,931 Gas New York 10,176 Steam New York 1,873 Total CECONY $41,980 O&R ($ in millions) O&R Electric(b) New York $1,283 O&R Gas(b) New York 664 RECO New Jersey 375 Total O&R $2,322 Total Rate Base $44,302 CECONY Electric CECONY Gas CECONY Steam O&R Electric and Gas RECO 35

Average Rate Base Balances[(a)(e)]

Long-term growth is spurred by accelerating customer adoption of cleaner energy alternatives

($ in millions)


5-year CAGR 8.2%
O&R
CECONY
$32,359
$1,662
$30,697
$35,038
$1,799
$33,239
$37,309
$1,929
$35,380
$40,241
$2,049
$38,192
$43,516
$2,209
$41,307
$46,062
$2,399
$43,663
$50,726
$2,596
$48,130
$54,772
$2,944
$51,828
$60,306
$3,091
$57,215
$64,466
$3,240
$61,226

		Actual					Forecast				
		2020	2021	2022	2023	2024	2025E	2026E	2027E	2028E	2029E
CECONY	Electric[(b)(d)]	$22,101	$23,614	$24,753	$26,680	$29,279	$31,144	$34,249	$37,183	$41,888	$45,801
	Gas[(b)(d)]	7,110	8,008	8,924	9,692	10,115	10,425	11,750	12,421	13,055	13,079
	Steam[(d)]	1,486	1,617	1,703	1,820	1,913	2,094	2,131	2,224	2,272	2,346
O&R	Electric[(c)(d)]	901	965	1,032	1,083	1,191	1,293	1,393	1,646	1,719	1,796
	Gas[(c)(d)]	490	527	578	626	654	720	791	863	898	943
RECO	Electric[(d)]	271	307	319	340	364	386	412	435	474	501

a. Excludes the Utilities' average interest bearing Construction Work in Progress (CWIP) of approximately $1.9 billion at year-end 2024, with annual average balances expected to range between approximately $1.8 billion and $4.0 billion from 2025 - 2029.
b. Forecast for 2026, 2027 and 2028 reflects CECONY's April 2025 updated electric and gas rate filings (Case 25-E-0072 & 25-G-0073) that are subject to approval by the NYSPSC.
c. Forecast for 2025, 2026 and 2027 reflects O&R's Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025.
d. Amounts reflect the company's five-year forecast as of January 2025.
e. Amounts for New Efficiency New York are included in the forecast for years 2026 – 2029. In May 2025, the NYSPSC issued two orders for Low- to Moderate-Income and Non-Low- to Moderate-Income that directed CECONY and O&R to recover 2026-2029 energy efficiency and heat pump program activity (formerly known as New Efficiency New York) through surcharge rather than base rates. See page 80 to the 2nd Quarter Form 10-Q.

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CECONY and O&R Average Investment Earnings Base(a)(b)(c)(d)(e) 37 In addition to our traditional rate base, our earnings base includes cumulative program investments for transportation electrification, innovation energy networks and energy storage dispatching ($ in millions) Surcharge recovery programs (not in base rates) are primarily comprised of Transportation Electrification (Electric Vehicles Make Ready Program), Utility Thermal Energy Networks, and Utility Storage Dispatch Rights and associated capital investments with those programs. a. Excludes utilities average interest bearing CWIP. b. Forecast for 2026, 2027 and 2028 reflects CECONY’s April 2025 updated electric and gas rate filings (Case 25-E-0072 & 25-G-0073) that are subject to approval by the NYSPSC. c. Forecast for 2025, 2026 and 2027 reflects O&R’s Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025. d. Amounts reflect the company's five-year forecast as of January 2025. e. Amounts for New Efficiency New York are included in the forecast for years 2026 – 2029. In May 2025, the NYSPSC issued two orders for Low- to Moderate-Income and Non-Low- to Moderate-Income that directed CECONY and O&R to recover 2026-2029 energy efficiency and heat pump program activity (formerly known as New Efficiency New York) through surcharge rather than base rates. See page 80 to the 2nd Quarter Form 10-Q.

Regulated Utilities' Rates of Return and Equity Ratios (12 Months ended June 30, 2025) ROE Regulated Basis Equity Ratio Authorized Actual Rate Effective Date Authorized Actual CECONY Electric 9.25% 9.68% January 1, 2023 Gas 9.25 10.41 January 1, 2023 Steam 9.25 7.29 November 1, 2023 Overall 9.25% 9.75% 48.00% 46.15% O&R Electric 9.48% (b) 10.49% January 1, 2025 Gas 9.48 (b) 11.59 January 1, 2025 RECO 9.60 8.97 January 1, 2022 Overall 9.49% 10.56% 48.00% 47.65% a. Weighted by rate base. b. Authorized ROEs pro-rated 50%/50% between 9.20% and 9.75%, authorized under the previous and current (effective January 2025) rate plans, respectively. The rate plans were approved in March 2025. (a) (a) 38 Execution on rate plans assures safe, reliable service and strong financial results

Capital Investments to Maintain Reliability, Meet Growing Demand and Enhance Resiliency $4,085 $3,964 $4,465 $4,509 $4,728 $5,122 $7,904 $8,214 $8,535 $8,035 $3,466 $3,635 $4,001 $4,379 $4,699 $5,079 $7,810 $8,107 $8,422 $7,922 $616 $298 $399 $81 $3 $31 $65 $49 $29 $43 $94 $107 $113 $113 2020 2021 2022 2023 2024 2025E 2026E 2027E 2028E 2029E Actual Forecast (c) CECONY & O&R - actual Con Edison Transmission, Inc. (CET) - actual Clean Energy Businesses - actual CECONY & O&R - forecast Con Edison Transmission - forecast a. Forecast for 2026, 2027 and 2028 reflects CECONY’s April 2025 updated electric and gas rate filings (Case 25-E-0072 & 25-G-0073) that are subject to approval by the NYSPSC. b. Forecast for 2025, 2026 and 2027 reflects O&R’s Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025. c. 2024 Form 10-K, page 30. ($ in millions) 39 (a)(b) (a)(b)(b) (a)

$3,466 $3,635 $4,001 $4,379 $4,699 $5,079 $7,810 $8,107 $8,422 $7,922 2020 2021 2022 2023 2024 2025E 2026E 2027E 2028E 2029E Utilities' Capital Investments Gas Electric Annual CECONY Capital Investments Annual O&R Capital Investments Electric Gas Steam Depreciation Electric Gas Depreciation 2020 $2,080 $1,044 $122 $1,598 $159 $61 $90 2021 2,189 1,126 103 1,705 147 70 95 2022 2,522 1,128 108 1,778 167 76 98 2023 2,909 1,046 128 1,924 211 85 105 2024 3,088 1,154 132 2,037 214 111 117 2025E 3,380 1,113 108 2,347 358 120 130 2026E 5,890 1,269 108 2,370 416 127 135 2027E 6,226 1,250 140 2,554 381 110 155 2028E 6,500 1,235 140 2,781 430 117 174 2029E 6,046 1,151 153 3,114 456 116 186 Steam Depreciation Actual Forecast a. Forecast for 2026, 2027 and 2028 reflects CECONY’s April 2025 updated electric and gas rate filings (Case 25-E-0072 & 25-G-0073) that are subject to approval by the NYSPSC. b. Forecast for 2025, 2026 and 2027 reflects O&R’s Electric and Gas rate plans (Case 24-E-0060 & 24-G-0061) approved in March 2025. c. 2024 Form 10-K, page 30. (a)(b)(c) ($ in millions) 40

Financing Plan for 2025-2029(a) ($ in millions) Equity 2025 2026 2027 - 2029 Common Equity Issuance(b) up to $1,350(c) up to $1,850 up to $4,300 Debt 2025 2026 2027 - 2029 Long-term Debt up to $1,750 up to $3,800 up to $9,100 a. Con Edison’s estimates of its capital requirements and related financing plans reflect information available and assumptions at the time the statements are made and include, among other things, the assumptions that the Utilities’ forecasted capital investments and financing plans through 2029 are approved by the NYSPSC. Actual developments and the timing and amount of funding may differ materially. b. Excludes common equity issued under Con Edison's dividend reinvestment, employee stock purchase and long-term incentive plans. c. Includes $677 million of net proceeds received in March 2025 upon physical settlement of the 7 million shares under an equity forward sale agreement that was entered into in December 2024. d. Includes $500 million and $200 million borrowed under a 364-day Term Loan agreement in November 2024 and January 2025, respectively. Debt Maturities 2025 2026 2027 2028 2029 Con Edison $— $— $— $— $— CECONY 700 (d) 250 700 800 — O&R — — 80 — 44 Total $700 $250 $780 $800 $44 41 • The financing plans do not include the impact, if any, that may result from the evaluation of strategic alternatives with respect to MVP or Honeoye Storage Corporation

Financing Activity in 2025 ($ in millions) Credit Facilities Entity Amount Description CECONY $500 $200 In March, CECONY entered into a $500 million 364-day revolving credit facility which replaced a $500 million 364-day revolving credit facility that was set to expire in March 2025. In January, CECONY borrowed the remaining $200 million from a $700 million 364-day term loan facility due in November 2025. The total amount borrowed under the term loan is $700 million. 42 Equity Financing Entity Amount Description Con Edison $631 $677 In March, issued 6,300,000 of common shares. In March, issued 7,000,000 of common shares through physical settlement of the December 2024 equity forward sale agreement. Con Edison completed its planned 2025 equity issuance in March

Commercial Paper Borrowings ($ in millions) a. The revolving credit facilities support Con Edison's, CECONY's and O&R's commercial programs. 43

Income Statement - 2025 Second Quarter and Year-To-Date ($ in millions)

QTD	CECONY	O&R	CET[(a)]	Other[(c)]	Total
Total operating revenues	$3,340	$254	$1	$—	$3,595
Depreciation and amortization	544	31	—	1	576
Other operating expenses	2,449	210	4	1	2,664
Total operating expenses	2,993	241	4	2	3,240
Operating income (loss)	347	13	(3)	(2)	355
Other income (deductions)	209	11	17	4	241
Interest expense (income)	286	15	—	(1)	300
Income before income tax expense (benefit)	270	9	14	3	296
Income tax expense (benefit)	48	1	4	(3)	50
Net income for common stock	$222	$8	$10	$6	$246

YTD	CECONY	O&R	CET[(b)]	Other[(c)]	Total
Total operating revenues	$7,782	$610	$2	$(1)	$8,393
Depreciation and amortization	1,077	62	—	1	1,140
Other operating expenses	5,291	473	7	2	5,773
Total operating expenses	6,368	535	7	3	6,913
Operating income (loss)	1,414	75	(5)	(4)	1,480
Other income (deductions)	407	23	33	(1)	462
Interest expense	579	31	—	2	612
Income before income tax expense (benefit)	1,242	67	28	(7)	1,330
Income tax expense (benefit)	275	14	8	(5)	292
Net income (loss) for common stock	$967	$53	$20	$(2)	$1,038

a. Net income for common stock for CET of $10 million includes pre-tax investment income of $7.1 million from MVP and $9.5 million from New York Transco LLC for the three months ended June 30, 2025.
b. Net income for common stock for CET of $20 million includes pre-tax investment income of $14.6 million from MVP and $18.6 million from New York Transco LLC for the six months ended June 30, 2025.
c. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025.

Con Edison's consolidated financial statements and the notes thereto are in Part I, Item 1 of the 2025 2nd Quarter Form 10-Q.

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Condensed Statement of Cash Flows – 2025 Year-to-Date ($ in millions) CECONY O&R CET Other(a) Total Net cash flows from (used in) operating activities $2,700 $133 $16 $(33) $2,816 Net cash flows from (used in) investing activities (2,479) (192) (29) 45 (2,655) Net cash flows from (used in) financing activities (13) 57 (3) (28) 13 Net change for the period 208 (2) (16) (16) 174 Balance at beginning of period 1,254 38 23 18 1,333 Balance at end of period (b) 1,462 36 7 2 1,507 a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025. b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A of the 2025 2nd Quarter Form 10-Q. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the 2025 2nd Quarter Form 10-Q. 45

Condensed Balance Sheet - As of June 30, 2025 ($ in millions) Balance Sheet CECONY O&R CET Other(a) Total ASSETS Current assets $5,789 $326 $18 $(83) $6,050 Investments 718 21 448 (1) 1,186 Net plant 50,316 3,292 17 — 53,625 Other noncurrent assets 9,742 485 7 406 10,640 Total assets $66,565 $4,124 $490 $322 $71,501 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities $4,841 $404 $2 $267 $5,514 Noncurrent liabilities 16,694 1,220 (56) (284) 17,574 Long-term debt 23,415 1,242 — — 24,657 Equity 21,615 1,258 544 339 23,756 Total liabilities and equity $66,565 $4,124 $490 $322 $71,501 a. Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, with the sale and transfer completed in January 2025. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the 2025 2nd Quarter Form 10-Q. 46

Organizational Structure

conEdison

Market Cap[a]: **$36.2 billion**
Issuer Ratings[b]: Baa1 / A- / BBB+
Outlook[b]: Stable / Stable / Stable

Regulated Energy Delivery

Consolidated Edison Company of New York, Inc. (CECONY)[c]

Ratings[b]**: A3 / A- / A-**

Outlook[b]**: Stable / Stable / Stable**

Orange and Rockland Utilities, Inc. (O&R)[d]

Ratings[b]**: Baa1 / A- / A-**

Outlook[b]**: Stable / Stable / Stable**

Rockland Electric Company (RECO)

FERC Regulated Transmission

Con Edison Transmission, Inc.

(Con Edison Transmission or CET)

Percentages of Total Assets by Business

2025 Total Assets: $72 billion[a]



5.8%
0.7%
0.5%
93.0%
CECONY
O&R
CET
Other

a. As of June 30, 2025.
b. Con Edison's issuer ratings and the senior unsecured ratings of CECONY and O&R and outlook shown in order of Moody's / S&P Global Ratings (S&P) / Fitch. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
c. CECONY delivers electricity to approximately 3.7 million customers, gas to approximately 1.1 million customers and steam to approximately 1,500 customers.
d. O&R delivers electricity to approximately 0.3 million customers and gas to over 0.1 million customers.

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Capital Structure – June 30, 2025(a) Consolidated Edison, Inc. Baa1 / A- / BBB+ CECONY A3 / A- / A- O&R Baa1 / A- / A- Parent and Other Debt $ 25,357 52% Equity 23,756 48 Total $ 49,113 100% Debt $ 24,115 53% Equity 21,615 47 Total $ 45,730 100% Debt $ 1,242 50% Equity 1,258 50 Total $ 2,500 100% Debt $ — —% Equity 883 100 Total $ 883 100% a. Amounts shown exclude notes payable and include the current portion of long-term debt and term loan. Con Edison's issuer ratings and the senior unsecured credit ratings of CECONY and O&R shown in order of Moody's / S&P / Fitch, with stable outlooks for each entity. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. ($ in millions) 48

Dividend Aristocrat and King Focusing on long-term shareholder value has yielded 51 consecutive years of dividend increases with a CAGR of 5.59% 49

Con Edison Sustainability Resources • 2025 Proxy Statement • CECONY Climate Change Vulnerability Study and Climate Change Resilience and Adaptation Plan • O&R Climate Change Vulnerability Study and Climate Change Resilience and Adaptation Plan • 2024 Disadvantaged Communities Report for the NYSPSC • Highlighting how the Company supports our communities through Community Partnerships • Our Standards of Business Conduct guide our Political Engagement • Con Edison’s Clean Energy Vision looking toward a clean energy future • Sustainability Report - Con Edison's Sustainability report • 2024 Consolidated Edison Clean Energy Webinar Our Sustainability reporting standards: • Global Reporting Initiative Content Index • Edison Electric Institute / American Gas Association templates – Industry reporting standards • Sustainability Accounting Standards Board (SASB) – Broad reporting standard • Task Force on Climate-Related Financial Disclosures (TCFD) – Broad reporting standard • Equal Employment Opportunity Component 1 Report (EEO-1) – Federal employer information report • Our environmental impacts including carbon emissions disclosures are filed with the Carbon Disclosure Project (CDP) Link to more resources: https://investor.conedison.com/sustainability-resources 50

INTERNAL 2nd Quarter 2025 Earnings Release Presentation August 7, 2025